EXECUTION COPY
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                          THIRD SUPPLEMENTAL INDENTURE

                          dated as of September 9, 2009

                                      among

                              APPLETON PAPERS INC.,

                                   as Issuer,

                     the parties named as guarantors herein,

                                 as Guarantors,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee,

                                     to the

                                    INDENTURE

                           dated as of June 11, 2004,

                                    governing

                          8 1/8% Senior Notes due 2011

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                                TABLE OF CONTENTS

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ARTICLE I.       AMENDMENTS TO THE INDENTURE...................................2

  Section 1.01   Amendment of Certain Provisions...............................2

ARTICLE II.      EFFECTIVENESS; OPERATIVENESS..................................3

  Section 2.01   Effectiveness.................................................3

  Section 2.02   Operativeness.................................................3

ARTICLE III.     MISCELLANEOUS.................................................4

  Section 3.01   Reference to and Effect on the Indenture......................4

  Section 3.02   Integral Part.................................................4

  Section 3.03   Adoption, Ratification and Confirmation.......................4

  Section 3.04   General Definitions...........................................4

  Section 3.05   Counterparts..................................................4

  Section 3.06   Headings......................................................4

  Section 3.07   Severability..................................................4

  Section 3.08   Benefits of Supplemental Indenture............................4

  Section 3.09   Governing Law.................................................5

  Section 3.10   Notices.......................................................5

  Section 3.11   No Recourse Against Others....................................6

          THIRD SUPPLEMENTAL INDENTURE, dated as of September 9, 2009 (the "Third Supplemental Indenture"), among Appleton Papers Inc., a Delaware corporation (the "Company"), the parties named on the signature pages hereto as guarantors (the "Guarantors") and U.S. Bank National Association, as trustee (the "Trustee").

                                    RECITALS

          WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture, dated as of June 11, 2004 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), providing for the issuance of the Company's 8 1/8% Senior Notes due 2011 (the "Notes");

          WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (determined in accordance with Section 2.08 of the Indenture), other than with respect to certain enumerated items that are not included in the Proposed Amendments (as defined below);

          WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Third Supplemental Indenture;

          WHEREAS, the Company has offered to exchange (the "Exchange Offer") any and all of the outstanding Notes for new 11 1/4% second lien notes due 2015 (the "New Notes") upon the terms and subject to the conditions set forth in the Company's offering circular, dated as of August 18, 2009 (the "Offering Circular"), and the accompanying letter of transmittal and consent (the "Letter of Transmittal and Consent"), as each may be amended, supplemented or modified from time to time;

          WHEREAS, in connection with the Exchange Offer, the Company has also solicited consents from the Holders of the Notes to certain proposed amendments (the "Proposed Amendments") to the Indenture as described in the Offering Circular and set forth in Section 1.01 of this Third Supplemental Indenture, with the operation of such Proposed Amendments being subject to the satisfaction or waiver by the Company of the conditions to the Exchange Offer and the acceptance by the Company for exchange of the Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer;

          WHEREAS, the Company has received and caused to be delivered to the Trustee the consents from at least a majority in aggregate principal amount of Notes outstanding to effect the Proposed Amendments under the Indenture;

          WHEREAS, all other acts and proceedings required by law, by the Indenture and by the amended and restated certificate of incorporation and by-laws of the Company and by the applicable governing documents of each Guarantor to execute and deliver this Third Supplemental Indenture, in accordance with its terms, have been duly done and performed;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

                                   ARTICLE I.
                           AMENDMENTS TO THE INDENTURE

Section 1.01   Amendment of Certain Provisions

     (a) The Indenture is hereby amended to delete each of the following sections, or clauses of sections, in its entirety and, in the case of each such section or clause, insert in lieu thereof the phrase "[Intentionally Omitted]":

               (1) Section 3.09. Offer to Purchase by Application of Excess Proceeds;

               (2)  Section 4.02. Maintenance of Office or Agency;

               (3)  Section 4.03. Reports;

               (4)  Section 4.04. Compliance Certificate;

               (5)  Section 4.05. Taxes;

               (6)  Section 4.06. Stay, Extension and Usury Laws;

               (7)  Section 4.07. Restricted Payments;

               (8) Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries;

               (9) Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock;

               (10) Section 4.10. Asset Sales;

               (11) Section 4.11. Transactions with Affiliates;

               (12) Section 4.12. Liens;

               (13) Section 4.13. Business Activities;

               (14) Section 4.14. Corporate Existence;

               (15) Section 4.15. Offer to Repurchase upon Change of Control;

               (16) Section 4.16. No Amendment to Fox River Indemnity
                    Arrangements, Security Holders Agreements or ESOP Documentation;

               (17) Section 4.17. Limitation on Sale and Leaseback Transactions;

               (18) Section 4.18. Payments for Consent;

               (19) Section 4.19. Additional Note Guarantees;

               (20) Section 4.20. Designation of Restricted and Unrestricted
                    Subsidiaries;

               (21) Section 4.21. S Corporation Status;

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               (22) Clauses (3), (4) and (5) and the second to last paragraph of
                    Section 5.01 (Merger, Consolidation, or Sale of Assets); and

               (23) Clauses (3), (4), (5), (6), (7), (8), (9) and (10) of
                    Section 6.01 (Events of Default).

     (b) The second sentence of the first paragraph of Section 6.02 (Acceleration) of the Indenture is hereby replaced with the following sentence:
"If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 90% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately."

     (c) Any definition used exclusively in the provisions of the Indenture that are deleted pursuant to this Article I, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture, and all references in the Indenture to any sections or clauses set forth above in this Section 1.01, any and all obligations thereunder and any event of default related solely to such sections and clauses, are hereby deleted throughout the Indenture.

     (d) Any provision contained in the Notes that relates to any provision of the Indenture as amended by this Article I shall likewise be amended so that any such provision contained in the Notes will conform to and be consistent with any provision of the Indenture as amended hereby.

                                  ARTICLE II.
                          EFFECTIVENESS; OPERATIVENESS

Section 2.01   Effectiveness

               This Third Supplemental Indenture will become effective and binding upon the Company, the Guarantors, the Trustee and the Holders of the Notes as of the date on which the Opinion of Counsel and Officers' Certificate required by Sections 9.02 and 12.04 of the Indenture are delivered to the Trustee.

Section 2.02   Operativeness

     (a) All of the provisions of this Third Supplemental Indenture other than Section 1.01 hereof will become operative on, and simultaneously with, the time that this Third Supplemental Indenture becomes effective.

     (b) Section 1.01 of this Third Supplemental Indenture will become operative upon, and simultaneously with, and shall have no force or effect prior to:

               (1) the satisfaction or waiver by the Company of the conditions to the Exchange Offer; and

               (2) the acceptance by the Company for exchange of Notes constituting at least a majority in aggregate principal amount of the Notes then outstanding, pursuant to the terms of the Exchange Offer.

                                  ARTICLE III.
                                 MISCELLANEOUS

Section 3.01   Reference to and Effect on the Indenture

               On and after the effective date of this Third Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented and amended by this Third Supplemental Indenture, unless the context otherwise requires.

Section 3.02   Integral Part

               This Third Supplemental Indenture constitutes an integral part of the Indenture.

Section 3.03   Adoption, Ratification and Confirmation

               The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in full force and effect and is in all respects hereby adopted, ratified and confirmed.

Section 3.04   General Definitions

               For all purposes of this Third Supplemental Indenture, capitalized terms used but not defined herein shall have the meanings specified in the Indenture.

Section 3.05   Counterparts

               This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 3.06   Headings

               Titles of sections of this Third Supplemental Indenture are for descriptive purposes only and shall not control or alter the meaning of this Third Supplemental Indenture as set forth in the text hereof.

Section 3.07   Severability

               In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.08   Benefits of Supplemental Indenture

               Nothing in this Third Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture, the Indenture or the Notes.

Section 3.09   Governing Law

               THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.10   Notices

               Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

               if to the Company and/or any Guarantor:

                    Appleton Papers Inc.
                    addressStreet825 East Wisconsin Avenue
                    P.O. Box 359
                    Appleton, WI 54912
                    Facsimile No.:  (920) 991-7256
                    Attention:  Chief Financial Officer

               with a copy to:

                    White & Case LLP
                    1155 Avenue of the Americas
                    New York, NY 10036
                    Facsimile No.:  (212) 354-8113
                    Attention:  Kevin Keogh

               if to the Trustee:

                    U.S. Bank National Association
                    60 Livingston Avenue
                    St. Paul, MN 55107
                    Facsimile No.:  (651) 495-8097
                    Attention:  Corporate Trust Administration

               The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its

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address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 3.11   No Recourse Against Others

               No director, officer, employee, shareholder or member as such, of the Company or any of the Guarantors shall have any liability for any obligations of the Company and the Guarantors under this Third Supplemental Indenture, the Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation.

                            [Signature pages follow]

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               IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the day and year first above written.

                                             APPLETON PAPERS INC.


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer


                                             PAPERWEIGHT DEVELOPMENT CORP., as a
                                                Guarantor


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer


                                             C & H PACKAGING COMPANY, INC., as a
                                                Guarantor


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer


                                             AMERICAN PLASTICS COMPANY, INC., as
                                                a Guarantor


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer


                                             ROSE HOLDINGS LIMITED, as
                                                a Guarantor


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer

                                       Senior Notes Third Supplemental Indenture

                                             NEW ENGLAND EXTRUSION INC., as a
                                                Guarantor


                                             By: /s/ Thomas J. Ferree
                                                 -------------------------------
                                             Name:  Thomas J. Ferree
                                             Title: Chief Financial Officer

                                       Senior Notes Third Supplemental Indenture

                                             U.S. BANK NATIONAL ASSOCIATION, as
                                                Trustee


                                             By: /s/ Richard Prokosch
                                                 -------------------------------
                                             Name:  Richard Prokosch
                                             Title: Vice President

                                       Senior Notes Third Supplemental Indenture